UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2024

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition of Chief Financial Officer

On September 5, 2024, Denise Sterling, Executive Vice President and Chief Financial Officer of the Company, informed the Company of her intention to resign from the Company pending the appointment of a successor. In connection therewith, the Company entered into a transition and separation agreement with Ms. Sterling (the “Transition Agreement”), pursuant to which Ms. Sterling will remain employed with the Company through the earlier of May 1, 2025, or the hiring of her successor. Ms. Sterling intends to assist with the transition of her duties to such successor until the applicable term of the Transition Agreement is terminated. Ms. Sterling’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies, or practices, including its accounting procedures. The Company has commenced a nationwide search for a new Executive Vice President and Chief Financial Officer of the Company.

During the Transition Period (as defined in the Transition Agreement), Ms. Sterling will be paid a base salary of $500,000, retroactively effective as of May 2, 2024. If Ms. Sterling remains employed by the Company through December 31, 2024, she is entitled to a cash bonus of $500,000 (the “Retention Bonus”), payment of which is contingent upon Ms. Sterling satisfying certain customary conditions as required by the Transition Agreement. While she remains employed by the Company, Ms. Sterling will participate under the Core Scientific, Inc. 2024 Stock Incentive Plan (the “Equity Plan”) as further described below, and will continue to participate in employee benefit plans and receive such other fringe benefits that the Company generally makes available to its executives during the Transition Period.

In addition, the Transition Agreement provides that, if a Qualifying Early Termination (as defined in the Transition Agreement) occurs and Ms. Sterling complies with the relevant obligations in the Transition Agreement, she will be entitled to (i) the Retention Bonus to the extent it remains unpaid as of the date of the Qualifying Early Termination and (ii) accelerated vesting of the unvested portion of the 2024 Equity Grant (as defined in the Transition Agreement).

Pursuant to the Transition Agreement, Ms. Sterling agreed to a general release of claims and to other customary non-disparagement, confidentiality, and cooperation covenants.

On September 5, 2024, in connection with the effectiveness of the Transition Agreement, Ms. Sterling received a special one-time grant (the “2024 Equity Grant”) of 318,613 time-based restricted stock units under the Equity Plan, which will vest on March 31, 2025, subject, in general, to Ms. Sterling remaining in the Company’s employ or other service through the vesting date.

The foregoing summary descriptions of the Transition Agreement and the 2024 Equity Grant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the award agreement relating to the 2024 Equity Grant, the form of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On September 6, 2024, the Company issued a press release announcing the Transition Agreement and Ms. Sterling’s separation from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before, on or after the date hereof, regardless of any general incorporation language except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1	Transition and Separation Agreement, by and between Denise Sterling and Core Scientific, Inc., dated September 5, 2024
10.2	Form of Restricted Stock Unit Award Agreement pursuant to Core Scientific, Inc. 2024 Stock Incentive Plan
99.1*	Press Release, dated September 6, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* The information contained in this exhibit is furnished but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: September 6, 2024

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer